EXHIBIT 25(a)



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                                                           -----


                        ---------------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (Exact name of trustee as specified in its charter)

    A National Banking Association                           36-0899825
                                                           (I.R.S. employer
                                                        identification number)

One First National Plaza, Chicago, Illinois                 60670-0126
     (Address of principal executive offices)                    (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                         Chicago, Illinois   60670-0286
             Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
            (Name, address and telephone number of agent for service)


                       -----------------------------------

                              LEHMAN BROTHERS, INC.
               (Exact name of obligor as specified in its charter)



     Delaware                                     13-25-18466
   (State or other jurisdiction of              (I.R.S. employer
   incorporation or organization)            identification number)


     3 World Financial Center
     New York, New York                           10285
(Address of principal executive offices)          (Zip Code)


                                 Debt Securities
                          (Title of Indenture Securities)

Item 1.   General Information.  Furnish the following
          --------------------
          information as to the trustee:

          (a)  Name and address of each examining or
          supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  Whether it is authorized to exercise
          corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations With the Obligor.  If the obligor
          ------------------------------
          is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


Item 16.  List of exhibits.   List below all exhibits filed as a
          -----------------
          part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.









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
          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 4th day of March, 1996.


            THE FIRST NATIONAL BANK OF CHICAGO,
            TRUSTEE

            BY      /S/ R. D. MANELLA

                    R.D. MANELLA
                    VICE PRESIDENT



* EXHIBIT 1,2,3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 12 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 26 TO THE REGISTRATION STATEMENT ON FORM S-3 OF THE CIT GROUP HOLDINGS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 1993 (REGISTRATION NO. 33-58418).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                            March 4, 1996



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of a supplemental indenture between Lehman Brothers, Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                   Very truly yours,

                                   THE FIRST NATIONAL BANK OF CHICAGO

                                   BY:  /S/ R. D. MANELLA

                                        R.D. MANELLA
                                        VICE PRESIDENT

                                    EXHIBIT 7

Legal Title of Bank:  The First National Bank of Chicago     Call Date: 12/31/95
Address:              One First National Plaza, Suite 0460       ST-BK: 17-1630
City, State  Zip:     Chicago, IL  60670-0460                         FFIEC 031
FDIC Certificate No.: 0/3/6/1/8                                       Page RC-1
                      ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                               C400
                                                         DOLLAR AMOUNTS IN                    ------
                                                             THOUSANDS           RCFD       BIL MIL THOU          <-
                                                         ------------------      ----      --------------       -----


ASSETS
1.   Cash and balances due from depository
      institutions (from Schedule RC-A):
  a. Noninterest-bearing balances and
     currency and coin(1)  . .                                                   0081       4,003,995            1.a.
  b. Interest-bearing balances(2)   . . . . . . .                                0071       9,240,284            1.b.
2.   Securities
  a. Held-to-maturity securities
     (from Schedule RC-B, column A)                                              1754               0            2.a.
  b. Available-for-sale securities
     (from Schedule RC-B, column D) . . . . . . .                                1773         827,134            2.b.
3.   Federal funds sold and
     securities purchased under agreements to
     resell in domestic offices of the bank and
     its Edge and Agreement
     subsidiaries, and in IBFs:
  a. Federal Funds sold   . . . . . . . . . . . .                                0276       3,287,844            3.a.
  b. Securities purchased under
     agreements to resell . . . . . . . . . . . .                                0277         612,400            3.b.
4.   Loans and lease financing receivables:
  a. Loans and leases, net of
     unearned income (from
     Schedule RC-C) . . . . . . . . . . . . . . .    RCFD 2122 16,463,126                                        4.a.
  b. LESS: Allowance for loan and
     lease losses . . . . . . . . . . . . . . . .    RCFD 3123    353,777                                        4.b.
  c. LESS: Allocated transfer
     risk reserve . . . . . . . . . . . . . . . .    RCFD 3128          0                                        4.c.
  d. Loans and leases, net of
     unearned income, allowance,
     and reserve (item 4.a minus
     4.b and 4.c) . . . . . . . . . . . . . . . .                                2125      16,109,349            4.d.
5.   Assets held in trading accounts  . . . . . .                                3545      12,379,396            5.
6.   Premises and fixed assets
     (including capitalized leases) . . . . . . .                                2145         591,753            6.
7.   Other real estate owned
     (from Schedule RC-M) . . . . . . . . . . . .                                2150           8,796            7.
8.   Investments in unconsolidated
     subsidiaries and associated
     companies (from Schedule RC-M) . . . . . . .                                2130          40,560            8.
9.   Customers' liability to this
     bank on acceptances outstanding  . . . . . .                                2155         524,918            9.
10.  Intangible assets (from Schedule RC-M) . . .                                2143         101,011           10.
11.  Other assets (from Schedule RC-F)    . . . .                                2160       1,633,056           11.
12.  Total assets (sum of items 1 through 11) . .                                2170      49,360,496           12.
------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

                                        5

Legal Title of Bank:   The First National Bank of Chicago    Call Date:  12/31/95
Address:               One First National Plaza, Suite 0460        ST-BK: 17-1630
City, State  Zip:      Chicago, IL  60670-0460                          FFIEC 031
FDIC Certificate No.:  0/3/6/1/8                                       Page RC-2
                       ---------

SCHEDULE RC-CONTINUED
                                                         DOLLAR AMOUNTS IN
                                                             THOUSANDS                      BIL MIL THOU
                                                         ------------------                --------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of
       columns A and C from Schedule RC-E,
       part 1)  . . .                                       RCON 2200 15,174,243                                     13.a.
       (1) Noninterest-bearing(1)   . . . . . . . . . .     RCON 6631  6,217,164                                     13.a.(1)
       (2) Interest-bearing   . . . . . . . . . . . . .     RCON 6636  8,957,079                                     13.a.(2)
    b. In foreign offices, Edge and Agreement
       subsidiaries, and IBFs (from Schedule
       RC-E, part II)   . . . . . . . . . . . . . . . .                           RCFN 2200    14,435,503           13.b.
       (1) Noninterest bearing  . . . . . . . . . . . .     RCFN 6631    625,206                                     13.b.(1)
       (2) Interest-bearing                                 RCFN 6636 13,810,297                                     13.b.(2)
14. Federal funds purchased and securities
    sold under agreements to repurchase in
    domestic offices of the bank and of
    its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased  . . . . . . . . . . . .                           RCFD 0278     2,449,282           14.a.
    b. Securities sold under agreements to repurchase                             RCFD 0279       880,215           14.b.
15. a. Demand notes issued to the U.S. Treasury                                   RCON 2840        93,942           15.a.
    b. Trading Liabilities  . . . . . . . . . . . . . .                           RCFD 3548     7,523,265           15.b.
16. Other borrowed money:
    a. With original maturity of one year or less . . .                           RCFD 2332     1,897,370           16.a.
    b. With original  maturity of more than one year  .                           RCFD 2333       383,807           16.b.
17. Mortgage indebtedness and obligations
    under capitalized leases  . . . . . . . . . . . . .                           RCFD 2910       280,522           17.
18. Bank's liability on acceptance executed
    and outstanding . . . . . . . . . . . . . . . . . .                           RCFD 2920       524,918           18.
19. Subordinated notes and debentures . . . . . . . . .                           RCFD 3200     1,225,000           19.
20. Other liabilities (from Schedule RC-G)  . . . . . .                           RCFD 2930     1,444,364           20.
21. Total liabilities (sum of items 13 through 20)  . .                           RCFD 2948    46,312,431           21.
22. Limited-Life preferred stock and related surplus                              RCFD 3282         0               22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus . . .                           RCFD 3838         0               23.
24. Common stock  . . . . . . . . . . . . . . . . . . .                           RCFD 3230       200,858           24.
25. Surplus (exclude all surplus related to preferred
    stock)  . . . . . . . . . . . . . . . . . . . . . .                           RCFD 3839     2,320,126           25.
26. a. Undivided profits and capital reserves . . . . .                           RCFD 3632       519,849           26.a.
    b. Net unrealized holding gains
       (losses) on available-for-sale
       securities   . . . . . . . . . . . . . . . . . .                           RCFD 8434         7,315           26.b.
27. Cumulative foreign currency translation adjustments                           RCFD 3284           (83)          27.
28. Total equity capital (sum of items 23 through 27)                             RCFD 3210     3,048,065           28.
29. Total liabilities, limited-life preferred stock,
    and equity capital (sum of items 21, 22, and 28)                              RCFD 3300    49,360,496           29.

Memorandum
To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the
   statement below that best describes the most comprehensive level of auditing work performed for the bank by
   independent external auditors as of any date during 1993 . .  Number
                                                          RCFD 6724  N/A   M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
    (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)


4 = Directors' examination of the bank performed by other
    external auditors (may be required by state chartering
    authority)
5 = Review of the bank's financial statements by external
    auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work
-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
                                       6